SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   March 15, 2002

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York	0-12950	14-1644018
(State or other jurisdiction of	(Commission File Number)	(IRS Employer ID Number)
incorporation)

6175 Lusk Boulevard San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Explanatory Note

        This amended Current Report on Form 8-K/A is being filed in order to refile Exhibit 10.1 that was originally filed as Exhibit 10.1 to the Company’s 8-K filed April 1, 2002. The Company is refiling Exhibit 10.1 in connection with its response to comments received from the Securities and Exchange Commission (the "Commission") related to the confidential treatment requested for such Exhbit 10.1. This 8-K/A does not amend or update any other information contained in the original 8-K filed on April 1, 2002.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements

None.

(b)	Pro Forma Financial Statements

None.

(c)	Exhibits

Exhibit No.	Exhibit

10.1*	Supplemental Agreement dated as of March 15, 2002 by and between the Registrant and Inhale Therapeutic Systems, Inc.

* Portions of this Exhibit have been omitted pursuant to a confidential treatment request and have been filed separately with the Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP.
By: /s/ Duane J. Roth
Duane J. Roth
Chief Executive Officer
Dated November 18, 2004